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                               Verizon North Inc.

                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                            Six Months Ended
(Dollars in Millions)                                        June 30, 2002
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

Income before provision for income taxes                               $479.0
Equity in loss from affiliate                                             2.0
Interest expense                                                         52.4
Portion of rent expense representing interest                            15.3
Amortization of capitalized interest                                       .6
                                                            --------------------

Earnings, as adjusted                                                  $549.3
                                                            ====================

Fixed charges:
Interest expense                                                       $ 52.4
Portion of rent expense representing interest                            15.3
Capitalized interest                                                       .8
                                                            --------------------

Fixed Charges                                                          $ 68.5
                                                            ====================

Ratio of Earnings to Fixed Charges                                       8.02
                                                            ====================
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